EXHIBIT 10.10

                 PRIVATE OFFICE MONTH-TO-MONTH RENTAL AGREEMENT
           WITH WALL STREET EXECUTIVE SUITES DATED FEBRUARY 15, 2006






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                          WALL STREET EXECUTIVE SUITES

                     PRIVATE OFFICE MONTH-TO-MONTH AGREEMENT

This Agreement is entered into in Denver, Colorado this 15th day of FEBRUARY, 2006, by and between Jaywell Enterprises, Inc. dba WALL STREET EXECUTIVE SUITES ("Lessor") and WORLDWIDE STRATEGIES, INC. ("Lessee"). The parties hereto agree to the following terms and conditions:

                                    ARTICLE I

Lessor hereby leases to Lessee, to use for any lawful purpose, in common and together with other Lessees and parties that Lessor may designate from time to time as Lessor sees fit in its sole discretion, certain office facilities
("facilities"), in Suite #400 in the building identified as Cypress Point located at 3801 E. Florida Avenue, Denver, Colorado 80210, on month-to-month basis commencing on the 1st day of MARCH, 2006.

                                   ARTICLE II

Moving into and vacating from the facilities must be performed and completed during the time period of 8:30 a.m. to 11:30 a.m. or 1:00 p.m. to 4:30 p.m. between Monday and Friday, unless previously agreed to by Lessor. Lessee agrees to pay for any damages to the facilities as a result of this move.

                                   ARTICLE III

Lessee agrees to notify Lessor in writing not less than thirty (30) days prior to the termination of this Agreement of his/her intentions to vacate the premises. Lessee specifically waives his/her right to provide only ten (10) day notice as provided by law. Such notice must be provided no later than the first day of the last month of this agreement. Should Lessee fail to provide written notice as required herein, Lessee agrees to pay rent on the leased premises through the end of the month in which the 30-day notice expires. This notice gives Lessor the right to show the premises to prospective Lessees at any time.

                                   ARTICLE IV

The legitimate use of the facilities shall be limited to no more than 3 occupant(s) of mutual corporate affiliation only, unless prior arrangements with Lessor are agreed to and reduced to writing and attached to this Agreement as an Addendum. The facilities shall be used for lawful purposes only. Lessee further agrees to abide by all rules and regulations placed presently in effect as well as any promulgated by Lessor for the mutual benefit of all Lessees that shall have the right to use the facilities or any portion thereof. Lessee further agrees to maintain the highest standards of ethical business practices in the operation of the Lessee's business from the facilities herein.

Lessor has the unilateral right to rescind or terminate this lease upon ten (10) days notice for acts of tenant or tenant's employees/guests, etc. which constitute unprofessional, discourteous, and /or disruptive behavior. Tenant will be issued only one warning notice to correct the breach without consequence.

                                    ARTICLE V

Lessee agrees to pay, in United States currency, as rental for the facilities the amount of $ 1620.00 (480.00 + 495.00 + 645.00) for office # 488, #497A and
#497B due and payable on the first (1st) day of each month during the term of this Agreement and past due on the fifth (5th) day of each month.

However, Lessor may from time to time, as market conditions may require, increase the monthly rental rate and security deposit amount under this agreement by providing Lessee with a written Lease Amendment for the Lessee's signature. All other provisions of this lease shall remain in full force and effect.

                                   ARTICLE VI

If monthly payments for rent and/or services are not paid by the fifth (5th) day of each month as indicated in Article V above, there shall be added to the amount due a late charge of ten percent (10%). If after five (5) days, payment still has not been made, Lessor may at its option, (i) immediately take such steps and/or actions as may be required to remove Lessee from the leased property; and/or (ii) terminate all services provided to Lessee including by way of illustration and not by way of limitation: the disconnecting of all telephone lines; and/or (iii) terminate the Agreement. Any expenses incurred by Lessor in removing Lessee and/or collecting amounts due Lessor shall be paid by Lessee, including all attorneys' fees, costs and other expenses incurred by Lessor. Lessee hereby agrees to and specifically waives any and all statutory notice requirements to quit the premises in the event of a default under this Agreement.

Upon default by Lessee, Lessor may without demand or notice, reenter and take possession of the premises or any part thereof, repossess the same, expel Lessee and all those claiming through or under Lessee, and remove the effects of both or either, without being liable for prosecution thereof so long as due care is used in such removal, without being deemed guilty of any manner of trespass. Should Lessor elect to reenter or should Lessor take possession Lessor shall, without terminating this lease, use its good faith efforts to relet the premises or any part thereof in Lessor's name, for the account of Lessee on such terms and conditions as Lessor then deems to be reasonable in light of then current market conditions. No such reentry or taking possession of the premises by Lessor shall be construed as an election on Lessor's part to terminate this Agreement unless Lessor gives a written notice of such intention to Lessee. Lessor reserves the right following any such reentry and/or reletting to exercise its right to terminate this Agreement by giving Lessee written notice, in which event the Agreement will terminate as specified in said notice.


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All movable  property of Lessee not removed  from the  premises  upon either the abandonment thereof or upon the termination of this Agreement for any reason whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Lessor without notice to Lessee or any other person and without obligation to account therefore; and Lessee shall pay Lessor any and all expenses incurred in connection with the disposition of such property in excess of any amounts received by Lessor in connection with such disposition.

                                   ARTICLE VII

Upon execution of this Agreement, Lessee agrees to pay in advance the amount of $1620.00 as a security deposit. At the end of this Agreement, Lessee agrees to allow Lessor sixty (60) days within which to return the security deposit or notice thereof as to why it or any portion thereof is being withheld.

Lessor shall hold the security deposit for the performance of Lessee's covenants and obligations under this Agreement, it being expressly understood that Lessee shall not consider the security deposit an advance payment of rental or a measure of Lessor's damage in case of default. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Agreement, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of the terms and conditions of this Agreement, and any remaining balance of the security deposit shall be returned by Lessor to Lessee upon termination of this Agreement consistent with the terms contained herein. If any portion of the security deposit is so used or applied, Lessee shall upon ten (10) days written notice from Lessor, deposit with Lessor by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

The parties further agree that the security deposit is not to be applied to Lessee's last rental payment due under this Agreement and Lessee agrees to the forfeiture of his/her security deposit should Lessee fail to surrender all keys and/or fails to pay any and all outstanding charges incurred up to and including the day of termination of this Agreement including all charges which may be assessed for damages.

                                  ARTICLE VIII

It is further agreed that Lessee shall, upon termination of this Agreement, vacate the premises, leaving them in a clean and orderly condition. Otherwise, a cleaning fee of $50.00 may be assessed to restore the office to a satisfactory condition.

                                   ARTICLE IX

In consideration of the rents paid, Lessor shall provide Lessee the following:

         a)    Furniture comprised of: EXISTING at a monthly rate of $ 0.00;

         b) Upon termination of this Agreement, Lessee agrees to deliver the furniture to Lessor in good operating condition and in a good state of repair. Any damages caused by Lessee's use of said furniture shall be repaired or replaced at Lessee's expense. If not provided by Lessor, Lessee shall also provide a vinyl mat or other protecting covering under each desk so as to minimize wear and tear to the floor coverings;

         c) One listing in the building director. Any additional listings, or changes after the initial listing shall be made at Lessee's expense;

         d)    Telephone Answering and Mail Delivery;

         e) Access to services to provide word processing, typing, fax, photocopier, postage meter and vending machines;

         f) Access to the conference rooms booked on an availability basis with no guarantees for such availability. Conference room usage shall be limited to 15 hours per month. Any usage over 15 hours per month shall be charged at the "contract rate" for the room used;

         g) Lessor shall not be responsible for any assessments due as a result of Lessee's operation from the leased space;

         h) Lessor shall provide janitorial services and electrical utilities at no charge to the Lessee.

                                    ARTICLE X

It is agreed that this Agreement constitutes a license and privilege only and is not under any circumstances intended to constitute a partnership employment agreement or joint venture between parties.

                                   ARTICLE XI

Lessor shall not be liable to Lessee or Lessee's employees for any claim, loss or damages occasioned by any of the following:

         a) Failure of the facilities, fixtures, equipment and telephone system;

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         b)    Plumbing,  water,  electricity,  gas,  steam,  bursting of pipes, running or leaking of any wash stands, or toilet, or waste pipes, or sprinkler lines, wherever situated;

         c) The negligence or actions of occupants of other parts of the facilities;

         d) Any intentional act or intentional omission of Lessor's employees' agents. Lessor shall not be liable for any loss or damage to any property of Lessee or Lessee's employees, or for other loss or injury (personal or otherwise) by fire, theft, any of the causes specified herein. Lessee further agrees that fire, theft and public liability insurance for Lessee's equipment, files and employees' protection are at Lessee's responsibility. In utilizing the services of Lessor, Lessee agrees that for the purposes of risk, loss, errors or omissions, the persons providing the services shall be the employees of Lessee and not of Lessor. Lessor makes no warranties as to the skilled competency or integrity of any person performing these services. Lessee is subject to proofread the work completed by Wall Street Executive Suites employees to prevent the aforementioned situation from occurring. Lessee acknowledges that services are to be performed on a first come, first serve basis. A failure of Lessee to promptly pay invoices for the provision of services by Wall Street Executive Suites employees shall be deemed a breach of this Agreement.

                                   ARTICLE XII

Lessee shall not, under any circumstances, sublet the premises designated herein without the written consent of Lessor.

                                  ARTICLE XIII

Lessee shall not, under any circumstances, place or affix any signs, pictures, numbers or advertisements of any nature on the doors, windows or walls of the suite without written permission from Lessor. Lessee agrees to be liable for the cost of any repairs to paint or wallpaper needed as a result of unauthorized attachments.

                                   ARTICLE XIV

Lessee may place photocopying, word processing, secretarial and facsimile (fax) equipment in their office providing that said equipment is only used for the exclusive use of Lessee. Lessee agrees not to offer or have offered photocopying, word processing, secretarial or facsimile (fax) services to other Tenants of Wall Street Executive Suites during Lessee's tenancy of the demised premises during the term of this Agreement. Because of the difficulty of ascertaining the exact amount of damages, there shall be payable to Lessor the sum of $500.00 in liquidated damages for each such breach.

                                   ARTICLE XV

Lessee is not to have or permit children to occupy any office or other facilities at any time except for very casual visitations.

It is further agreed that the covenants and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors, and assigns.

This lease shall not be binding upon Jaywell Enterprises, Inc. dba Wall Street Executive Suites unless duly executed by an authorized agent of Jaywell Enterprises, Inc.

The undersigned hereby represents that they have the absolute right and authority to enter into this agreement and it is understood by Tenant that Landlord is relying on this representation in executing this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

WALL STREET EXECUTIVE SUITES

         Lessor:    /s/ JENNIFER ARTHUR
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                  Jennifer Arthur - Assistant Manager

         Lessee:    /s/ JAMES P. SAMUELS
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                  James P. Samuels

         Authorized agent acting with authority on behalf of: WORLDWIDE STRATEGIES, INC.

         Title: PRESIDENT
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         Guarantor: PUBLIC COMPANY - SEE FILE FOR BANKING INFORMATION
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         HOME ADDRESS & PHONE: 720-939-0009 1439 NORTH PRINCE EDWARD ISLAND,
                               OLATHE, KS 66061

         BILLING ADDRESS: 3801 E. FLORIDA AVE. STE 400
                                    DENVER, CO 80210

         Building Directory Listing

         EXISTING
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